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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Apartment
Investment and Management Company for the registration of Debt Securities, Preferred Stock, Class A Common Stock, Warrants, and Guarantees and of AIMCO Properties, L.P. for the registration of Debt Securities and Warrants and to the incorporation by reference therein of our report dated February 13, 1998, except for Note 20, as to which the date is March 19, 1998, with respect to the consolidated financial statements of Insignia Financial Group, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 included as exhibit 99.2 in Apartment Investment and Management Company's Current Report on Form 8-K dated March 17, 1998 (and Amendment No. 1 thereto filed April 3, 1998), filed with the Securities and Exchange Commission.


                                          /s/  ERNST & YOUNG LLP
                                         ------------------------
                                               ERNST & YOUNG LLP


Greenville, South Carolina
August 12, 1998